EXHIBIT 5.1(a)

                        SIDLEY AUSTIN BROWN & WOOD LLP

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WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS




                                October 9, 2002


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re:    Greenwich Capital Acceptance, Inc.
                Financial Asset Securities Corp.
                Registration Statement on Form S-3
                File Nos. 333-99463 and 333-99463-01
                -------------------------------------


Ladies and Gentlemen:

         We have acted as counsel for Greenwich Capital Acceptance, Inc., a Delaware corporation, and Financial Asset Securities Corp., a Delaware corporation (the "Registrants"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to Mortgage-Backed/Asset-Backed Certificates (the "Certificates") and Mortgage-Backed/Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") and with the authorization and issuance from time to time in one or more series (each, a "Series") of Securities. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement or trust agreement (each, an "Agreement") among the related Registrant, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for the related Series of Certificates. As also set forth in the Registration Statement, each Series of Notes will be issued under an indenture and a related series supplement (together, an "Indenture") between an owner trustee acting in behalf of an owner trust established by the related Registrant and an indenture trustee (the "Indenture Trustee"), each to be identified in the prospectus supplement for the related Series of Notes.

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         We have examined copies of the Certificate of Incorporation of
Greenwich Capital Acceptance, Inc., the Restated Certificate of Incorporation of Financial Asset Securities Corp., the Bylaws of each Registrant and forms of each Agreement and Indenture, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Registrant and has been duly executed and delivered by such Registrant, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of such Registrant, enforceable against such Registrant in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Certificates has been duly authorized by all necessary action on the part of the related Registrant (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         3. When a Series of Notes has been duly authorized by all necessary action on the part of the issuer thereof (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Indenture Trustee for such Series in accordance with the terms of the related Indenture and issued and delivered against payment therefor as described in the Registration Statement, such Series of Notes will constitute legal, valid and binding obligations of the issuer thereof, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting cfreditors' rights generally or by general equity principles, and such Series of Notes will be entitled to the benefits and security provided by the related Indenture.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles thereof), and the federal laws of the United States of America.

               We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,


                                           /s/ SIDLEY AUSTIN BROWN & WOOD LLP